EXHIBIT 99.1

PAB Bankshares, Inc. Announces Receipt of NASDAQ Notice of Non-Compliance

VALDOSTA, Ga., April 11, 2011 (GLOBE NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), announced today that it received a letter from the NASDAQ Stock Market stating that the Company was not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company has not timely filed its Annual Report on Form 10-K for the year ended December 31, 2010. The notification has no immediate effect on the listing or trading of the Company's common stock.

As disclosed in the Company's Form 12b-25, filed with the Securities and Exchange Commission on April 1, 2011, the Company was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2010 because it has not yet completed its audited financial statements for the year ended December 31, 2010.

The Company has until June 6, 2011 to submit a plan to regain compliance.  If such a plan is timely submitted by the Company, the NASDAQ staff can grant the company up to 180 calendar days from the due date of the Form 10-K (or until September 27, 2011) to regain compliance.

About PAB

The Company is a bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank operates through 12 branch offices in seven counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Capital Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered "forward-looking statements" within the meaning of the federal securities laws and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "believe," "anticipate," "intend," "plan," "expect," "estimate," "could," "should," "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements.  Several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements include the following: general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; continued weakness in the real estate market has adversely affected us and may continue to adversely affect us, leading to higher loan charge-offs or an increase in our provision for loan losses; our ability to liquidate our nonperforming assets may not be successful or may not be on terms that further impact the Bank's capital position; the possibility that we may fail to comply with our Written Agreement with the Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance, which could result in significant enforcement actions against us of increasing severity, up to and including a regulatory takeover of our bank subsidiary; our ability to raise capital to protect against further deterioration in our loan portfolio may be limited due to unfavorable conditions in the equity markets; and the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to revise these statements following the date of this press release.

CONTACT:  Donald J. Torbert, Jr., President,
           Chief Executive Officer and Interim Chief Financial Officer
          (229) 241-2775
          JAYT@parkavebank.com